CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust of our reports dated June 23, 2022, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended April 30, 2022. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

August 24, 2022

Appendix A

Columbia Funds Series Trust

Columbia California Intermediate Municipal Bond Fund

Columbia Short Duration Municipal Bond Fund (formerly known as Columbia Short Term Municipal Bond Fund)

Columbia Virginia Intermediate Municipal Bond Fund

Columbia South Carolina Intermediate Municipal Bond Fund

Columbia North Carolina Intermediate Municipal Bond Fund